EXHIBIT 99.1

The Community Financial Corporation Announces Record Results of 1.22% Return on Average Assets for First Quarter 2021

First Quarter 2021 Highlights

  Net Income: Net income totaled $6.3 million for the quarter ended March 31, 2021, or $1.07 per diluted common share compared to net income of $2.7 million or $0.47 per diluted common share for the quarter ended March 31, 2020.
  Overall Profitability: The Company’s return on average assets ("ROAA") and return on average common equity ("ROACE") were 1.22% and 12.53% for the three months ended March 31, 2021 compared to 0.61% and 6.00% for the three months ended March 31, 2020. The Company improved ROAA from its previous record results of 1.18% reported in the fourth quarter of 2020.
  Core Profitability: Pre-tax, pre-provision ("PTPP") ROAA and PTPP ROACE increased to 1.68% and 17.34% for the quarter ended March 31, 2021 compared to 1.51% and 14.82% for the quarter ended March 31, 2020.
  Dividend Increase: The Company increased its quarterly per share dividend 20% from $0.125 to $0.15 for the first quarter dividend that will be paid in the second quarter of 2021.
  Asset Quality Improvement
    Non-accrual loans, OREO and TDRs to total assets decreased 31 basis points to 0.77% at March 31, 2021 from 1.08% at December 31, 2020. Classified assets decreased $6.2 million to $16.1 million at March 31, 2021 from $22.4 million at December 31, 2020.
    At March 31, 2021, COVID-19 deferred loans decreased to $23.1 million, representing 1.08% of assets, or 1.53% of gross loans, excluding U.S. Small Business Administration ("SBA") Paycheck Protection Program ("PPP") loans.

WALDORF, Md., April 23, 2021 (GLOBE NEWSWIRE) -- The Community Financial Corporation (NASDAQ: TCFC) (the “Company”), the holding company for Community Bank of the Chesapeake (the “Bank”), today reported its results of operations for the three months ended March 31, 2021. Net income for the three months ended March 31, 2021 was $6.3 million, or $1.07 per diluted common share compared with net income of $6.1 million, or $1.04 per diluted common share for the fourth quarter of 2020, and net income of $2.7 million or $0.47 per diluted common share for the quarter ended March 31, 2020.

Management Commentary

"I am proud of the results our team has delivered during the prolonged pandemic while remaining committed to our communities, our shareholders and each other. This was the second consecutive quarter of record ROAA performance for the Company, despite these challenging economic conditions," stated William J. Pasenelli, Chief Executive Officer. "In addition to delivering strong results during the first quarter, we significantly reduced nonperforming assets, introduced two new product lines, continued to optimize our branch and virtual banking operations, and continued to drive operating efficiency."

During March 2021, the Bank introduced a new residential mortgage program and retail and commercial credit card program that merge the technology and expertise of two proven FinTech firms with our business development team's demonstrated capabilities. “These two new programs are the result of outstanding collaboration between our team and two great partners and a great example of how our community bank can provide local businesses and consumers best of class FinTech products and services,” stated James M. Burke, President.

The Bank’s expansion into Virginia has been a growth engine for the last five years. “Since opening our downtown Fredericksburg branch in 2016, our lenders and business development teams have done an incredible job driving deposit and loan growth in this market,” said William J. Pasenelli, Chief Executive Officer. “We believe Fredericksburg provides significant opportunities for continued organic growth supported by our efficient operating model and ability to leverage technology." At March 31, 2021, loans in the greater Fredericksburg, Virginia area accounted for approximately 40% of the Bank's outstanding portfolio loans, and Fredericksburg branch deposits were $89 million with an average cost of deposits of six basis points.

On April 21, 2021, the Bank purchased its second location in Virginia at 5831 Plank Road, Spotsylvania. The full-service branch is expected to open in late 2021 and will provide banking, lending and wealth management services with a focus on digital banking. Effective March 31, 2021, the Bank consolidated its St. Patrick's Drive branch in Waldorf, Maryland into the Bank's nearby main office branch. This realignment of our branches will enable the Company to serve a wider customer base. The net financial impact of the new Spotsylvania branch and the closing of the St. Patrick's Drive branch is expected to be neutral to the Company's expense run rate.

Results of Operations

	(UNAUDITED)
	Three Months Ended March 31,
(dollars in thousands)	2021	2020	$ Change	% Change
Interest and dividend income	$17,678	$18,039	$(361)	(2.0)%
Interest expense	1,169	3,686	(2,517)	(68.3)%
Net interest income	16,509	14,353	2,156	15.0%
Provision for loan losses	295	4,100	(3,805)	(92.8)%
Noninterest income	2,360	2,121	239	11.3%
Noninterest expense	10,148	9,683	465	4.8%
Income before income taxes	8,426	2,691	5,735	213.1%
Income tax expense (benefit)	2,127	(57)	2,184	(3,831.6)%
Net income	$6,299	$2,748	$3,551	129.2%

Net Interest Income

Net interest income increased $2.16 million or 15.0% for the three months ended March 31, 2021 compared to the three months ended March 31, 2020. Net interest margin of 3.50% for the three months ended March 31, 2021 increased seven basis points from 3.43% for the comparable period. The increase in net interest income resulted primarily from significant decreases in interest expense from lower funding costs. Interest income decreased from significantly lower asset yields partially offset by increased interest income from larger average balances and accelerated loan fee recognition following the forgiveness of U.S. SBA PPP loans.

The sharp decline in interest rates in 2020 not only reduced interest income on floating-rate commercial loans and liquid interest-earning assets, but it also reduced competitive pressures and depositor expectations concerning deposit interest rates. In 2020, the Company increased its net interest margin in the first quarter, had stable margins during the second and third quarters and slightly increased margins during the fourth quarter of 2020 after adjusting for U.S. SBA PPP loan and funding activity. Net interest margin increased from 3.40% for the three months ended December 31, 2020 to 3.50% for the three months ended March 31, 2021. For the three months ended March 31, 2021, net interest margin increased 18 basis points as a result of net U.S. SBA PPP loan interest income and accelerated loan fee recognition compared to seven basis points for the three months ended December 31, 2020.

Loan yields decreased from 4.56% for the three months ended March 31, 2020 to 4.17% for the three months ended March 31, 2021. Loan yields were 4.25% for the fourth quarter of 2020. Loan yields, excluding U.S. SBA PPP loan interest income, were 4.01% for the three months ended March 31, 2021 compared to 4.24% for the three months ended December 31, 2020.

The Company’s cost of funds continued to decrease during the first quarter of 2021. The prepayment of $30.0 million of FHLB advances with a 2.2% average rate in the last six months of 2020, the repricing of time deposits, the increase in non-interest bearing accounts as a percentage of total deposits and lower costs for transaction deposit accounts all contributed to lowering the Bank's cost of funds in 2020 and 2021. Cost of funds decreased from 0.93% for the three months ended March 31, 2020 to 0.25% for the three months ended March 31, 2021. During the first quarter of 2021, the Company's cost of funds decreased 17 basis points from 0.42% for the three months ended December 31, 2020.

Excluding the acceleration of interest income with U.S. SBA PPP loan forgiveness, compression of our net interest margin is probable in the second quarter of 2021 as interest-earning assets reprice faster than interest-bearing liabilities. We expect U.S. SBA PPP loan forgiveness to positively impact margins and net interest income in the second and third quarters of 2021 with the recognition of remaining net deferred fees.

Noninterest Income

Noninterest income increased $239,000 or 11.3% for the three months ended March 31, 2021 compared to the three months ended March 31, 2020. The increase for the comparable periods was primarily due to increased gains on the sale of investment securities and increased fees on deposit accounts partially offset by a loss on the sale of impaired loans. During the quarter ended March 31, 2021, the Bank sold non-accrual and classified commercial real estate and residential mortgage loans with an amortized cost, net of charge-offs, of $9.1 million and recognized a loss on the sale of $191,000.

Noninterest income as a percentage of average assets was 0.46% and 0.47%, respectively, for the three months ended March 31, 2021 and 2020.

Noninterest Expense

Noninterest expense of $10.1 million for the three months ended March 31, 2021, increased $465,000 or 4.8%, compared to $9.7 million the three months ended March 31, 2020. The increase in noninterest expense for the comparable periods was primarily due to increases in other expenses of $1.4 million and FDIC insurance of $82,000, partially offset by decreases in compensation and benefits of $400,000 and OREO of $600,000. FDIC insurance increased due to the overall significant increase in FDIC insured deposit accounts that began in the second quarter of 2020. OREO expenses have moderated as the Bank has been successful at disposing foreclosed assets over the last 12 month period, which have been reduced from $6.3 million at March 31, 2020 to $2.3 million at March 31, 2021.

Noninterest expense in the first quarter of 2021 included two non-recurring expenses. First, during the first quarter of 2021, the Company incurred an expense of $1.3 million related to an isolated wire transfer fraud incident. Our investigation determined that no information systems of the Bank were compromised and no employee fraud was involved. No additional expense is expected to be incurred relating to this incident and the Company is submitting an insurance claim which could result in a recovery of a portion of the expense. Any recovery of insurance proceeds would be recognized in the quarter received. Second, compensation and benefits were decreased $250,000 as the Company recorded the deferred costs to underwrite U.S. SBA PPP loans. Deferred costs are being amortized as a component of interest income through the contractual maturity date of each individual U.S. SBA PPP loan. Excluding the impact of these two non-recurring expenses, the Company's first quarter 2021 noninterest expense was $9.1 million. The Company's projected quarterly expense run rate for the second quarter of 2021 remains between $9.2-$9.4 million.

The Company’s efficiency ratio was 53.78% for the three months ended March 31, 2021 compared to 58.78% for the three months ended March 31, 2020. The Company’s net operating expense ratio was 1.50% for the three months ended March 31, 2021 compared to 1.68% for the three months ended March 31, 2020. The efficiency and net operating expense ratios have improved (decreased) as the Company has been able to generate more noninterest income while controlling expense growth.

Income Tax Expense

The effective tax rate for the three months ended March 31, 2021 was 25.24% compared to an effective tax rate of (2.1%) for the three months ended March 31, 2020. The Company's new state tax apportionment approach was implemented during the first quarter of 2020 and included the impact of amended income tax filings of the Company and Bank. Management evaluated the tax position and determined the change in tax position qualified as a change in estimate under FASB ASC Section 250. The following table shows a breakdown of income tax expense for the three months ended March 31, 2020 split between the apportionment adjustment and a normalized 2020 income tax provision:

	(UNAUDITED)
	Three Months Ended March 31, 2020
(dollars in thousands)	Tax Provision	Effective Tax Rate
Income tax apportionment adjustment	$(743)	(27.6)%
Income taxes before apportionment adjustment	686	25.5%
Income tax expense as reported	$(57)	(2.1)%

Income before income taxes	$2,691

Balance Sheet

Assets

Total assets increased $123.1 million, or 6.1%, to $2.15 billion at March 31, 2021 compared to total assets of $2.03 billion at December 31, 2020 primarily due to increased cash of $110.8 million. The increase in cash was principally driven by the cash received from the SBA from the forgiveness of U.S. SBA PPP loans, as well as an increase to our customer deposits accounts from the recent legislation that authorized another round of federal government funding for U.S. SBA PPP loans in December 2020. In addition, net loans and investments increased $8.2 million and $6.4 million, respectively, partially offset by decreases to OREO of $780,000 and all other assets of $1.6 million. The Company’s loan pipeline was $133.3 million at March 31, 2021.

During the first quarter of 2021, total net loans, which include portfolio loans and U.S. SBA PPP loans, increased 2.1% annualized or $8.2 million from $1,594.1 million at December 31, 2020 to $1,602.3 million at March 31, 2021. Gross portfolio loans increased 0.8% annualized or $2.9 million from $1,504.3 million at December 31, 2020 to $1,507.2 million at March 31, 2021. Portfolio loans include all loan portfolios except the U.S. SBA PPP loan portfolio.

Non-owner occupied commercial real estate as a percentage of risk-based capital at March 31, 2021 and December 31, 2020 were $741 million or 328% and $696 million or 316%, respectively. Construction loans as a percentage of risk-based capital at March 31, 2021 and December 31, 2020 were $126 million or 56% and $139 million or 63%, respectively.

Funding

The Bank uses retail deposits and wholesale funding. Retail deposits continue to be the most significant source of funds totaling $1,859.9 million or 98.1% of funding at March 31, 2021 compared to $1,737.6 million or 98.0% of funding at December 31, 2020. Wholesale funding, which consisted of FHLB advances and brokered deposits, were $35.3 million or 1.9% of funding at March 31, 2021 compared to $35.3 million or 2.0% of funding at December 31, 2020.

Total deposits increased $122.3 million or 7.0% (28.0% annualized) at March 31, 2021 compared to December 31, 2020. The increase comprised a $127.5 million increase to transaction deposits offsetting a $5.2 million decrease to time deposits. Non-interest-bearing demand deposits increased $44.2 million or 12.2% at March 31, 2021, representing 21.8% of deposits, compared to 20.7% of deposits at December 31, 2020. Customer deposit balances have increased during the last 12 months due to customer acquisition as well as lower levels of consumer and business spending related to the COVID-19 pandemic.

Stockholders' Equity and Regulatory Capital

During the three months ended March 31, 2021, total stockholders’ equity increased $2.7 million due to net income of $6.3 million and net stock related activities in connection with stock-based compensation and ESOP activity of $0.2 million. These increases to equity were partially offset by common dividends paid of $0.7 million and a decrease in accumulated other comprehensive income of $2.8 million due to decreased unrealized gains in the investment portfolio.

The Company's common equity to assets ratio decreased to 9.34% at March 31, 2021 from 9.77% at December 31, 2020. The Company’s ratio of tangible common equity ("TCE") to tangible assets decreased to 8.82% at March 31, 2021 from 9.22% at December 31, 2020 (see Non-GAAP reconciliation schedules). The decrease in the TCE ratio is due primarily to significant increases in cash and loans from COVID-19 government stimulus.

In April 2020, banking regulators issued an interim final rule that excluded U.S. SBA PPP loans pledged under the PPPLF from the calculation of the leverage ratio. The Bank did not have any PPPLF advances at March 31, 2021 and December 31, 2020. In addition, the interim final rule excluded U.S. SBA PPP loans from the calculation of risk-based capital ratios by assigning a zero percent risk weight. The Company remains well capitalized at March 31, 2021 with a Tier 1 capital to average assets ("leverage ratio") of 9.70% at March 31, 2021 compared to 9.56% at December 31, 2020.

Asset Quality

COVID-19 Loan Programs

While the outbreak of COVID-19 adversely impacted a range of industries in the Company's footprint, we have taken steps to protect the health and well-being of our employees and customers and to assist customers who have been impacted by the COVID-19 pandemic. The Coronavirus Aid, Relief and Economic Security ("CARES") Act was signed into law on March 27, 2020. There have been additional clarifications to regulation and legislation since the original law was passed, including the recent legislation that authorized another round of federal government funding for U.S. SBA PPP loans in December 2020.

U.S. SBA PPP balances increased a net of $5.4 million during the first quarter of 2021 which resulted in 865 of loans with balances of $115.7 million at March 31, 2021. No credit issues are anticipated with U.S. SBA PPP loans as they are guaranteed by the SBA and the Bank's allowance for loan loss does not include an allowance for U.S. SBA PPP loans. During the three months ended March 31, 2021, the Company originated $53.4 million or 456 of new U.S. SBA PPP loans under the recent round of authorized funding and processed forgiveness for $48.0 million or 447 of U.S. SBA PPP loans.

Beginning in April of 2020, the Company added COVID-19 payment deferral programs for impacted customers. The Company deferred either the full loan payment or the principal component of the loan payment for a period of between 90 and 180 days with most deferrals set to a six month period. As of March 31, 2021, $23.1 million or 1.5% of gross portfolio loans had deferral agreements, down $12.3 million from the $35.4 million or 2.4% of gross portfolio loans at December 31, 2020. All COVID-19 deferred loans were current prior to the crisis and will not be considered delinquent loans or troubled debt restructures ("TDRs") upon completion of the modification agreements due to provisions in the CARES Act and regulations that permit U.S. financial institutions to temporarily suspend U.S. GAAP requirements to treat such loan modifications as TDRs.

Allowance for loan losses ("ALLL") and provision for loan losses ("PLL") and Non-Performing Assets

The Company's allowance reflects the continued economic uncertainty from the COVID-19 pandemic. The ALLL increased in 2020 primarily due to the economic effects of the COVID-19 pandemic. The Company's allowance methodology considers quantitative historical loss factors and qualitative factors to determine the estimated level of incurred losses in the Company's loan portfolios. ALLL levels decreased to 1.21% of portfolio loans at March 31, 2021 compared to 1.29% at December 31, 2020. At and for the three months ended March 31, 2021, the Company's ALLL decreased $1.2 million or 6.0% to $18.3 million at March 31, 2021 from $19.4 million at December 31, 2020. The decrease in the general allowance was primarily due to improvements in the qualitative factors of delinquency and risk classification rating, as well as slower loan growth partially offset by higher charge-offs in the first quarter.

The Company recorded a $295,000 PLL for the three months ended March 31, 2021 compared to $4.1 million for the three months ended March 31, 2020. Net charge-offs also increased for the comparable periods from a $19,000 recovery in the first quarter of 2020 to $1.5 million in net charge-offs in the first quarter of 2021. During the three months ended March 31, 2021, the Bank sold non-accrual and classified commercial real estate and residential mortgage loans with an amortized cost of $9.1 million, net of charge-offs of $1.4 million, and recognized a loss on the sale of $191,000. The Company's sale of these impaired loans decreased the specific reserve, improved asset quality and improved several ALLL qualitative factors.

Management believes that loans included in the COVID-19 deferral program in 2020 and 2021 are more likely to default in the future and that the identification and resolution of problem credits could be delayed. In our evaluation of current and previously deferred loans, we considered the length of the deferral period, the type and amount of collateral and customer industries. Consistent with regulatory guidance, if new information during the deferral period indicates that there is evidence of default, the Bank may change the classification rating (e.g., change from passing credit to substandard) and accrual status (e.g., change from accrual to non-accrual status) as deemed appropriate. As of March 31, 2021 and December 31, 2020, there were $1.0 million and $3.4 million, respectively, of COVID-19 deferred loans deemed to be non-accrual and substandard based on reviews.

Management believes that the allowance is adequate at March 31, 2021.

During 2020, classified assets decreased $12.3 million. The sale of $9.1 million in impaired loans during the first quarter of 2021 was a continuation of management's intent to expeditiously resolve non-performing or substandard credits that were not likely to become performing or passing credits in a reasonable timeframe. Classified assets decreased $6.2 million from $22.4 million at December 31, 2020 to $16.1 million at March 31, 2021. Management considers classified assets to be an important measure of asset quality. The Company's risk rating process for classified loans is an important input into the Company's allowance methodology. Risk ratings are expected to be an important indicator in assessing ongoing credit risks of COVID-19 deferred loans.

Non-accrual loans and OREO to total gross portfolio loans and OREO decreased 36 basis points from 1.42% at December 31, 2020 to 1.06% at March 31, 2021. Non-accrual loans, OREO and TDRs to total assets decreased 31 basis points from 1.08% at December 31, 2020 to 0.77% at March 31, 2021.

Non-accrual loans decreased $4.6 million from $18.2 million at December 31, 2020 to $13.6 million at March 31, 2021. Non-accrual loans of $8.2 million (60%) were current with all payments of principal and interest with specific reserves of $42,000 at March 31, 2021. Delinquent non-accrual loans were $5.5 million (40%) with specific reserves of $742,000 at March 31, 2021.

The OREO balance decreased $780,000 from $3.1 million at December 31, 2020 to $2.3 million at March 31, 2021.

About The Community Financial Corporation - Headquartered in Waldorf, MD, The Community Financial Corporation is the bank holding company for Community Bank of the Chesapeake, a full-service commercial bank with assets of approximately $2.1 billion. Through its branch offices and commercial lending centers, Community Bank of the Chesapeake offers a broad range of financial products and services to individuals and businesses. The Company’s branches are located at its main office in Waldorf, Maryland, and branch offices in Bryans Road, Dunkirk, Leonardtown, La Plata, Charlotte Hall, Prince Frederick, Lusby and California, Maryland; and downtown Fredericksburg, Virginia. More information about Community Bank of the Chesapeake can be found at www.cbtc.com.

Use of non-GAAP Financial Measures - Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. The Company’s management uses these non-GAAP financial measures, and believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the Company. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-looking Statements - This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements include, without limitation, those relating to the Company’s and the Bank’s future growth and management’s outlook or expectations for revenue, assets, asset quality, profitability, business prospects, net interest margin, non-interest revenue, allowance for loan losses, the level of credit losses from lending, liquidity levels, capital levels, or other future financial or business performance strategies or expectations, and any statements of the plans and objectives of management for future operations products or services, including the expected benefits from, and/or the execution of integration plans relating to any acquisition we have undertaking or that we undertake in the future; plans and cost savings regarding branch closings or consolidation; any statement of expectation or belief; projections related to certain financial metrics; and any statement of assumptions underlying the foregoing. These forward-looking statements express management’s current expectations or forecasts of future events, results and conditions, and by their nature are subject to and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Factors that might cause actual results to differ materially from those made in such statements include, but are not limited to: risks, uncertainties and other factors relating to the COVID-19 pandemic (including the length of time that the pandemic continues, the ability of states and local governments to successfully implement the lifting of restrictions on movement and the potential imposition of further restrictions on movement and travel in the future, the effect of the pandemic on the general economy and on the businesses of our borrowers and their ability to make payments on their obligations; the remedial actions and stimulus measures adopted by federal, state and local governments, and the inability of employees to work due to illness, quarantine, or government mandates); the synergies and other expected financial benefits from any acquisition that we have undertaken or may undertake in the future; may or may not be realized within the expected time frames; changes in the Company's or the Bank's strategy, costs or difficulties related to integration matters might be greater than expected; availability of and costs associated with obtaining adequate and timely sources of liquidity; the ability to maintain credit quality; general economic trends; changes in interest rates; loss of deposits and loan demand to other financial institutions; substantial changes in financial markets; changes in real estate value and the real estate market; regulatory changes; the impact of government shutdowns or sequestration; the possibility of unforeseen events affecting the industry generally; the uncertainties associated with newly developed or acquired operations; the outcome of pending or threatened litigation, or of matters before regulatory agencies, whether currently existing or commencing in the future; market disruptions and other effects of terrorist activities; and the matters described in “Item 1A Risk Factors” in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2020, and in its other Reports filed with the Securities and Exchange Commission (the “SEC”). The Company’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the SEC.

Data is unaudited as of March 31, 2021. This selected information should be read in conjunction with the financial statements and notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

CONTACTS:
William J. Pasenelli, Chief Executive Officer
Todd L. Capitani, Chief Financial Officer
888.745.2265

SUPPLEMENTAL QUARTERLY FINANCIAL DATA
CONSOLIDATED INCOME STATEMENT (UNAUDITED)

	Three Months Ended
(dollars in thousands)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Interest and Dividend Income
Loans, including fees	$16,592	$16,776	$16,176	$16,277	$16,502
Interest and dividends on securities	1,064	1,091	1,269	1,341	1,469
Interest on deposits with banks	22	46	38	20	68
Total Interest and Dividend Income	17,678	17,913	17,483	17,638	18,039
Interest Expense
Deposits	802	1,166	1,534	1,937	3,044
Short-term borrowings	—	—	14	28	69
Long-term debt	367	775	567	449	573
Total Interest Expense	1,169	1,941	2,115	2,414	3,686
Net Interest Income ("NII")	16,509	15,972	15,368	15,224	14,353
Provision for loan losses	295	600	2,500	3,500	4,100
NII After Provision For Loan Losses	16,214	15,372	12,868	11,724	10,253
Noninterest Income
Loan appraisal, credit, and misc. charges	198	76	49	35	14
Gain on sale of assets	—	—	6	—	—
Net gains on sale of investment securities	586	714	229	112	329
Unrealized gain (losses) on equity securities	(85)	(14)	—	40	75
Income from bank owned life insurance	214	220	222	220	219
Service charges	1,187	960	839	709	982
Referral fee income	451	414	321	1,143	502
Loss on sale of loans	(191)	—	—	—	—
Total Noninterest Income	2,360	2,370	1,666	2,259	2,121
Noninterest Expense
Compensation and benefits	4,788	4,552	5,099	4,714	5,188
OREO valuation allowance and expenses	181	897	421	1,100	782
Sub Total	4,969	5,449	5,520	5,814	5,970
Operating Expenses
Occupancy expense	761	806	734	736	734
Advertising	79	145	129	130	121
Data processing expense	936	829	990	924	928
Professional fees	640	658	652	477	626
Depreciation of premises and equipment	147	154	142	151	158
Telephone communications	58	49	43	53	43
Office supplies	29	28	31	30	31
FDIC Insurance	252	260	249	260	170
Core deposit intangible amortization	133	139	144	151	157
Other	2,144	955	817	671	745
Total Operating Expenses	5,179	4,023	3,931	3,583	3,713
Total Noninterest Expense	10,148	9,472	9,451	9,397	9,683
Income before income taxes	8,426	8,270	5,083	4,586	2,691
Income tax expense (benefit)	2,127	2,131	1,284	1,136	(57)
Net Income	$6,299	$6,139	$3,799	$3,450	$2,748

SUPPLEMENTAL QUARTERLY FINANCIAL DATA - Continued
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(dollars in thousands, except per share amounts)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Assets
Cash and due from banks	$126,834	$56,887	$93,130	$103,914	$15,498
Federal funds sold	43,614	—	69,431	29,456	—
Interest-bearing deposits with banks	17,390	20,178	25,132	13,051	10,344
Securities available for sale ("AFS"), at fair value	253,348	246,105	229,620	234,982	214,163
Equity securities carried at fair value through income	4,787	4,855	4,851	4,831	4,768
Non-marketable equity securities held in other financial institutions	207	207	209	209	209
Federal Home Loan Bank ("FHLB") stock - at cost	2,036	2,777	3,415	4,691	5,627
Net U.S. Small Business Administration ("SBA") Paycheck Protection ("PPP") Loans	112,485	107,960	127,811	125,638	—
Portfolio Loans Receivable net of allowance for loan losses of $18,256, $19,424, $18,829, $16,319, and $15,061	1,489,806	1,486,115	1,479,313	1,478,498	1,477,087
Net Loans	1,602,291	1,594,075	1,607,124	1,604,136	1,477,087
Goodwill	10,835	10,835	10,835	10,835	10,835
Premises and equipment, net	20,540	20,271	20,671	20,972	21,305
Premises and equipment held for sale	430	430	430	430	430
Other real estate owned ("OREO")	2,329	3,109	3,998	3,695	6,338
Accrued interest receivable	7,337	8,717	8,975	6,773	5,077
Investment in bank owned life insurance	38,275	38,061	37,841	37,619	37,399
Core deposit intangible	1,394	1,527	1,666	1,810	1,961
Net deferred tax assets	8,671	7,909	7,307	6,565	6,421
Right of use assets - operating leases	6,391	7,831	8,005	8,132	8,257
Other assets	2,822	2,665	4,797	1,655	902
Total Assets	$2,149,531	$2,026,439	$2,137,437	$2,093,756	$1,826,621
Liabilities and Stockholders' Equity
Liabilities
Deposits
Non-interest-bearing deposits	$406,319	$362,079	$360,839	$356,196	$254,114
Interest-bearing deposits	1,461,577	1,383,523	1,418,767	1,314,168	1,258,475
Total deposits	1,867,896	1,745,602	1,779,606	1,670,364	1,512,589
Short-term borrowings	—	—	—	5,000	27,000
Long-term debt	27,285	27,302	42,319	67,336	67,353
Paycheck Protection Program Liquidity Facility ("PPPLF") Advance	—	—	85,893	126,801	—
Guaranteed preferred beneficial interest in junior subordinated debentures ("TRUPs")	12,000	12,000	12,000	12,000	12,000
Subordinated notes - 4.75%	19,468	19,526	—	—	—
Lease liabilities - operating leases	6,614	8,088	8,193	8,296	8,397
Accrued expenses and other liabilities	15,509	15,908	16,576	14,517	14,015
Total Liabilities	1,948,772	1,828,426	1,944,587	1,904,314	1,641,354
Stockholders' Equity
Common stock	59	59	59	59	59
Additional paid in capital	96,181	95,965	95,799	95,687	95,581
Retained earnings	103,294	97,944	92,814	89,781	87,070
Accumulated other comprehensive income	1,684	4,504	4,780	4,517	3,159
Unearned ESOP shares	(459)	(459)	(602)	(602)	(602)
Total Stockholders' Equity	200,759	198,013	192,850	189,442	185,267
Total Liabilities and Stockholders' Equity	$2,149,531	$2,026,439	$2,137,437	$2,093,756	$1,826,621
Common shares issued and outstanding	5,897,685	5,903,613	5,911,940	5,911,715	5,910,064

SUPPLEMENTAL QUARTERLY FINANCIAL DATA - Continued
SELECTED FINANCIAL INFORMATION AND RATIOS (UNAUDITED)

	Three Months Ended
(dollars in thousands, except per share amounts)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
KEY OPERATING RATIOS
Return on average assets ("ROAA")	1.22%	1.18%	0.73%	0.69%	0.61%
Pre-tax Pre-Provision ROAA**	1.68	1.71	1.46	1.62	1.51
Return on average common equity ("ROACE")	12.53	12.51	7.86	7.27	6.00
Pre-tax Pre-Provision ROACE**	17.34	18.08	15.69	17.03	14.82
Return on Average Tangible Common Equity ("ROATCE")**	13.56	13.58	8.65	8.05	6.69
Average total equity to average total assets	9.71	9.46	9.33	9.52	10.20
Interest rate spread	3.43	3.29	3.15	3.21	3.21
Net interest margin	3.50	3.40	3.27	3.34	3.43
Cost of funds	0.25	0.42	0.46	0.54	0.93
Cost of deposits	0.18	0.26	0.37	0.48	0.82
Cost of debt	2.50	3.45	1.16	1.06	2.61
Efficiency ratio	53.78	51.64	55.48	53.75	58.78
Non-interest expense to average assets	1.96	1.83	1.82	1.88	2.15
Net operating expense to average assets	1.50	1.37	1.50	1.43	1.68
Avg. int-earning assets to avg. int-bearing liabilities	128.84	126.18	125.40	125.51	124.44
Net charge-offs to average portfolio loans	0.40	0.00	0.00	0.61	0.00
COMMON SHARE DATA
Basic net income per common share	$1.07	$1.04	$0.64	$0.59	$0.47
Diluted net income per common share	1.07	1.04	0.64	0.59	0.47
Cash dividends paid per common share	0.125	0.125	0.125	0.13	0.13
Basic - weighted average common shares outstanding	5,888,250	5,892,751	5,895,074	5,894,009	5,886,981
Diluted - weighted average common shares outstanding	5,897,698	5,894,494	5,895,074	5,894,009	5,886,981
ASSET QUALITY
Total assets	$2,149,531	$2,026,439	$2,137,437	$2,093,756	$1,826,621
Gross portfolio loans (1)	1,507,183	1,504,275	1,496,532	1,492,745	1,490,089
Classified assets	16,145	22,358	24,600	25,115	33,489
Allowance for loan losses	18,256	19,424	18,829	16,319	15,061
Past due loans - 31 to 89 days	1,373	179	838	5,843	7,921
Past due loans >=90 days	5,453	11,965	17,230	20,072	12,877
Total past due loans (2) (3)	6,826	12,144	18,068	25,915	20,798

Non-accrual loans (4)	13,623	18,222	20,148	22,896	16,349
Accruing troubled debt restructures ("TDRs")	504	572	573	593	641
Other real estate owned ("OREO")	2,329	3,109	3,998	3,695	6,338
Non-accrual loans, OREO and TDRs	$16,456	$21,903	$24,719	$27,184	$23,328

** Non-GAAP financial measure. See reconciliation of GAAP and NON-GAAP measures.
____________________________________

(1) Portfolio loans include all loan portfolios except the U.S. SBA PPP loan portfolio. Asset quality ratios for loans exclude U.S. SBA PPP loans.

(2) Delinquency excludes Purchase Credit Impaired ("PCI") loans.

(3) There were no COVID-19 deferred loans in process as of April 23, 2021 that were reported as delinquent as of March 31, 2021.

(4) Non-accrual loans include all loans that are 90 days or more delinquent and loans that are non-accrual due to the operating results or cash flows of a customer. Non-accrual loans can include loans that are current with all loan payments. At March 31, 2021 and December 31, 2020, the Company had current non-accrual loans of $8.2 million and $6.3 million, respectively.

SUPPLEMENTAL QUARTERLY FINANCIAL DATA - Continued
SELECTED FINANCIAL INFORMATION AND RATIOS (UNAUDITED)

	Three Months Ended
(dollars in thousands, except per share amounts)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
ASSET QUALITY RATIOS (1)
Classified assets to total assets	0.75%	1.10%	1.15%	1.20%	1.83%
Classified assets to risk-based capital	6.81	9.61	11.89	12.49	17.00
Allowance for loan losses to total loans	1.21	1.29	1.26	1.09	1.01
Allowance for loan losses to non-accrual loans	134.01	106.60	93.45	71.27	92.12
Past due loans - 31 to 89 days to total loans	0.09	0.01	0.06	0.39	0.53
Past due loans >=90 days to total loans	0.36	0.80	1.15	1.34	0.86
Total past due (delinquency) to total loans	0.45	0.81	1.21	1.74	1.40
Non-accrual loans to total loans	0.90	1.21	1.35	1.53	1.10
Non-accrual loans and TDRs to total loans	0.94	1.25	1.38	1.57	1.14
Non-accrual loans and OREO to total assets	0.74	1.05	1.13	1.27	1.24
Non-accrual loans and OREO to total loans and OREO	1.06	1.42	1.61	1.78	1.52
Non-accrual loans, OREO and TDRs to total assets	0.77	1.08	1.16	1.30	1.28
COMMON SHARE DATA
Book value per common share	$34.04	$33.54	$32.62	$32.05	$31.35
Tangible book value per common share**	31.97	31.45	30.51	29.91	29.18
Common shares outstanding at end of period	5,897,685	5,903,613	5,911,940	5,911,715	5,910,064
OTHER DATA
Full-time equivalent employees	192	189	189	194	196
Branches	11	12	12	12	12
Loan Production Offices	4	4	4	4	4
CAPITAL RATIOS
Tier 1 capital to average assets	9.70%	9.56%	9.73%	9.76%	10.20%
Tier 1 common capital to risk-weighted assets	11.72	11.47	11.11	11.12	11.04
Tier 1 capital to risk-weighted assets	12.47	12.23	11.87	11.89	11.82
Total risk-based capital to risk-weighted assets	14.83	14.69	13.06	12.94	12.80
Common equity to assets	9.34	9.77	9.02	9.05	10.14
Tangible common equity to tangible assets **	8.82	9.22	8.49	8.50	9.51

** Non-GAAP financial measure. See reconciliation of GAAP and NON-GAAP measures.
____________________________________

(1) Asset quality ratios are calculated using total portfolio loans. Portfolio loans include all loan portfolios except the U.S. SBA PPP loan portfolio.

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

Reconciliation of US GAAP total assets, common equity, common equity to assets and book value to Non-GAAP tangible assets, tangible common equity, tangible common equity to tangible assets and tangible book value.

This press release, including the accompanying financial statement tables, contains financial information determined by methods other than in accordance with generally accepted accounting principles, or GAAP. This financial information includes certain performance measures, which exclude intangible assets. These non-GAAP measures are included because the Company believes they may provide useful supplemental information for evaluating the underlying performance trends of the Company.

(dollars in thousands, except per share amounts)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Total assets	$2,149,531	$2,026,439	$2,137,437	$2,093,756	$1,826,621
Less: intangible assets
Goodwill	10,835	10,835	10,835	10,835	10,835
Core deposit intangible	1,394	1,527	1,666	1,810	1,961
Total intangible assets	12,229	12,362	12,501	12,645	12,796
Tangible assets	$2,137,302	$2,014,077	$2,124,936	$2,081,111	$1,813,825

Total common equity	$200,759	$198,013	$192,850	$189,442	$185,267
Less: intangible assets	12,229	12,362	12,501	12,645	12,796
Tangible common equity	$188,530	$185,651	$180,349	$176,797	$172,471

Common shares outstanding at end of period	5,897,685	5,903,613	5,911,940	5,911,715	5,910,064

Common equity to assets	9.34%	9.77%	9.02%	9.05%	10.14%
Tangible common equity to tangible assets	8.82%	9.22%	8.49%	8.50%	9.51%

Common book value per share	$34.04	$33.54	$32.62	$32.05	$31.35
Tangible common book value per share	$31.97	$31.45	$30.51	$29.91	$29.18

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

Pre-Tax Pre-Provision ("PTPP") Income, PTPP Return on Average Assets ("ROAA"), PTPP Return on Average Common Equity ("ROACE"), and Return on Average Tangible Common Equity ("ROATCE")

We believe that pre-tax pre-provision income, which reflects our profitability before income taxes and loan loss provisions, allows investors to better assess our operating income and expenses in relation to our core operating revenue by removing the volatility that is associated with credit provisions and different state income tax rates for comparable institutions. We also believe that during a crisis such as the COVID-19 pandemic, this information is useful as the impact of the pandemic on the loan loss provisions of various institutions will likely vary based on the geography of the communities served by a particular institution.

	Three Months Ended
(dollars in thousands)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Net income (as reported)	$6,299	$6,139	$3,799	$3,450	$2,748
Provision for loan losses	295	600	2,500	3,500	4,100
Income tax expenses	2,127	2,131	1,284	1,136	(57)
Non-GAAP PTPP income	$8,721	$8,870	$7,583	$8,086	$6,791

GAAP ROAA	1.22%	1.18%	0.73%	0.69%	0.61%
Pre-tax Pre-Provision ROAA	1.68%	1.71%	1.46%	1.62%	1.51%

GAAP ROACE	12.53%	12.51%	7.86%	7.27%	6.00%
Pre-tax Pre-Provision ROACE	17.34%	18.08%	15.69%	17.03%	14.82%

ROATCE	13.56%	13.58%	8.65%	8.05%	6.69%

Average assets	$2,070,575	$2,074,707	$2,071,487	$1,995,552	$1,797,426
Average equity	$201,124	$196,279	$193,351	$189,890	$183,272
Average tangible common equity	$188,808	$183,827	$180,755	$177,146	$170,373

AVERAGE CONSOLIDATED BALANCE SHEETS AND NET INTEREST INCOME (UNAUDITED)

	For the Three Months Ended March 31,						For the Three Months Ended
	2021			2020			March 31, 2021			December 31, 2020
(dollars in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets
Interest-earning assets:
Commercial real estate	$1,059,803	$10,696	4.04%	$955,035	$11,245	4.71%	$1,059,803	$10,696	4.04%	$1,027,831	$10,833	4.22%
Residential first mortgages	124,984	914	2.93%	170,994	1,512	3.54%	124,984	914	2.93%	140,303	1,132	3.23%
Residential rentals	139,220	1,445	4.15%	131,920	1,353	4.10%	139,220	1,445	4.15%	134,564	1,468	4.36%
Construction and land development	36,091	402	4.46%	37,106	467	5.03%	36,091	402	4.46%	35,910	435	4.85%
Home equity and second mortgages	29,272	248	3.39%	36,028	453	5.03%	29,272	248	3.39%	30,045	268	3.57%
Commercial and equipment loans	105,284	1,070	4.07%	126,535	1,459	4.61%	105,284	1,070	4.07%	107,245	1,320	4.92%
U.S. SBA PPP loans	116,003	1,802	6.21%	—	—	0.00%	116,003	1,802	6.21%	120,473	1,308	4.34%
Consumer loans	1,320	15	4.55%	1,118	13	4.65%	1,320	15	4.55%	1,058	12	4.54%
Allowance for loan losses	(19,614)	—	0.00%	(11,203)	—	0.00%	(19,614)	—	0.00%	(19,138)	—	0.00%
Loan portfolio (1)	$1,592,363	$16,592	4.17%	$1,447,533	$16,502	4.56%	$1,592,363	$16,592	4.17%	$1,578,291	$16,776	4.25%
Taxable investment securities	229,810	951	1.66%	215,500	1,482	2.75%	229,810	951	1.66%	211,101	978	1.85%
Nontaxable investment securities	20,841	114	2.19%	—	—	0.00%	20,841	114	2.19%	20,378	113	2.22%
Interest-bearing deposits in other banks	25,064	14	0.22%	6,547	39	2.38%	25,064	14	0.22%	28,970	23	0.32%
Federal funds sold	18,721	7	0.15%	4,028	16	1.59%	18,721	7	0.15%	42,841	23	0.21%
Total Interest-Earning Assets	1,886,799	17,678	3.75%	1,673,608	18,039	4.31%	1,886,799	17,678	3.75%	1,881,581	17,913	3.81%
Cash and cash equivalents	82,669			24,108			82,669			88,963
Goodwill	10,835			10,835			10,835			10,835
Core deposit intangible	1,481			2,064			1,481			1,617
Other assets	88,791			86,811			88,791			91,711
Total Assets	$2,070,575			$1,797,426			$2,070,575			$2,074,707

Liabilities and Stockholders' Equity
Noninterest-bearing demand deposits	$381,059	$—	0.00%	$246,304	$—	0.00%	$381,059	$—	0.00%	$366,726	$—	0.00%
Interest-bearing deposits
Savings	101,782	13	0.05%	71,086	18	0.10%	101,782	13	0.05%	96,529	17	0.07%
Interest-bearing demand and money market accounts	952,554	195	0.08%	784,758	1,324	0.67%	952,554	195	0.08%	948,449	268	0.11%
Certificates of deposit	351,365	594	0.68%	390,528	1,702	1.74%	351,365	594	0.68%	356,261	881	0.99%
Total interest-bearing deposits	1,405,701	802	0.23%	1,246,372	3,044	0.98%	1,405,701	802	0.23%	1,401,239	1,166	0.33%
Total Deposits	1,786,760	802	0.18%	1,492,676	3,044	0.82%	1,786,760	802	0.18%	1,767,965	1,166	0.26%
Long-term debt	27,291	41	0.60%	55,095	260	1.89%	27,291	41	0.60%	28,341	457	6.45%
Short-term debt	—	—	0.00%	16,533	69	1.67%	—	—	0.00%	—	—	0.00%
PPPLF Advance	—	—	0.00%	—	—	0.00%	—	—	0.00%	32,677	29	0.35%
Subordinated Notes	19,490	251	5.15%	14,912	184	4.94%	19,490	251	5.15%	16,888	211	5.00%
Guaranteed preferred beneficial interest in junior subordinated debentures	12,000	75	2.50%	12,000	129	4.30%	12,000	75	2.50%	12,000	78	2.60%
Total Debt	58,781	367	2.50%	98,540	642	2.61%	58,781	367	2.50%	89,906	775	3.45%
Interest-Bearing Liabilities	1,464,482	1,169	0.32%	1,344,912	3,686	1.10%	1,464,482	1,169	0.32%	1,491,145	1,941	0.52%
Total Funds	1,845,541	1,169	0.25%	1,591,216	3,686	0.93%	1,845,541	1,169	0.25%	1,857,871	1,941	0.42%
Other liabilities	23,910			22,938			23,910			20,557
Stockholders' equity	201,124			183,272			201,124			196,279
Total Liabilities and Stockholders' Equity	$2,070,575			$1,797,426			$2,070,575			$2,074,707

Net interest income		$16,509			$14,353			$16,509			$15,972

Interest rate spread			3.43%			3.22%			3.43%			3.29%
Net yield on interest-earning assets			3.50%			3.43%			3.50%			3.40%
Average interest-earning assets to average interest-bearing liabilities			128.84%			124.44%			128.84%			126.18%
Average loans to average deposits			89.12%			96.98%			89.12%			89.27%
Average transaction deposits to total average deposits **			80.34%			73.84%			80.34%			79.85%

Cost of funds			0.25%			0.93%			0.25%			0.42%
Cost of deposits			0.18%			0.82%			0.18%			0.26%
Cost of debt			2.50%			2.61%			2.50%			3.45%

(1) Loan average balance includes non-accrual loans. There are no tax equivalency adjustments. There was $90,000, $222,000 and $96,000 of accretion interest for the three months ended March 31, 2021 and 2020, and December 31, 2020, respectively.

** Transaction deposits exclude time deposits.

SUMMARY OF LOAN PORTFOLIO (UNAUDITED)
(dollars in thousands)

BY LOAN TYPE	March 31, 2021%		December 31, 2020%		September 30, 2020%		June 30, 2020%		March 31, 2020%
Portfolio Type:
Commercial real estate	$1,081,111	71.74%	$1,049,147	69.75%	$1,021,987	68.29%	$996,111	66.73%	$977,678	65.61%
Residential first mortgages	115,803	7.68%	133,779	8.89%	147,756	9.87%	165,670	11.10%	170,795	11.46%
Residential rentals	137,522	9.12%	139,059	9.24%	137,950	9.22%	132,590	8.88%	133,016	8.93%
Construction and land development	38,446	2.55%	37,520	2.49%	36,061	2.41%	37,580	2.52%	38,627	2.59%
Home equity and second mortgages	29,363	1.95%	29,129	1.94%	31,427	2.10%	33,873	2.27%	35,937	2.41%
Commercial loans	42,689	2.83%	52,921	3.52%	58,894	3.94%	63,249	4.24%	70,971	4.76%
Consumer loans	1,415	0.09%	1,027	0.07%	1,081	0.07%	1,117	0.07%	1,134	0.08%
Commercial equipment	60,834	4.04%	61,693	4.10%	61,376	4.10%	62,555	4.19%	61,931	4.16%
Gross portfolio loans	1,507,183	100.00%	1,504,275	100.00%	1,496,532	100.00%	1,492,745	100.00%	1,490,089	100.00%
Net deferred costs	879	0.08%	1,264	0.08%	1,610	0.11%	2,072	0.14%	2,059	0.14%
Allowance for loan losses	(18,256)	(1.21)%	(19,424)	(1.29)%	(18,829)	(1.26)%	(16,319)	(1.09)%	(15,061)	(1.01)%
	(17,377)		(18,160)		(17,219)		(14,247)		(13,002)
Net portfolio loans	$1,489,806		$1,486,115		$1,479,313		$1,478,498		$1,477,087

U.S. SBA PPP loans	$115,700		$110,320		$131,088		$129,384		$—
Net deferred fees	(3,215)		(2,360)		(3,277)		(3,746)		—
Net U.S. SBA PPP loans	$112,485		$107,960		$127,811		$125,638		$—

Total net loans	$1,602,291		$1,594,075		$1,607,124		$1,604,136		$1,477,087

Gross loans	$1,622,883		$1,614,595		$1,627,620		$1,622,129		$1,490,089

END OF PERIOD CONTRACTUAL RATES (UNAUDITED)

The following table is based on contractual interest rates and does not include the amortization of deferred costs and fees or assumptions regarding non-accrual interest:

	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
(dollars in thousands)	EOP Contractual Interest rate	EOP Contractual Interest rate	EOP Contractual Interest rate	EOP Contractual Interest rate	EOP Contractual Interest rate
Commercial real estate	4.02%	4.11%	4.20%	4.32%	4.52%
Residential first mortgages	3.87%	3.93%	3.93%	3.93%	3.93%
Residential rentals	4.20%	4.26%	4.30%	4.45%	4.69%
Construction and land development	4.32%	4.28%	4.40%	4.46%	5.02%
Home equity and second mortgages	3.52%	3.54%	3.56%	3.56%	4.89%
Commercial loans	4.63%	4.56%	4.51%	4.53%	4.92%
Consumer loans	5.75%	5.99%	5.94%	6.05%	6.17%
Commercial equipment	4.40%	4.42%	4.42%	4.44%	4.46%
U.S. SBA PPP loans	1.00%	1.00%	1.00%	1.00%	0.00%
Total Loans	3.84%	3.92%	3.94%	4.03%	4.51%

Yields without U.S. SBA PPP Loans	4.06%	4.13%	4.20%	4.29%	0.00%

ALLOWANCE FOR LOAN LOSSES (UNAUDITED)

(dollars in thousands)	For the Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Beginning of period	$19,424	$18,829	$16,319	$15,061	$10,942

Charge-offs	(1,485)	(30)	(65)	(2,262)	—
Recoveries	22	25	75	20	19
Net charge-offs	(1,463)	(5)	10	(2,242)	19

Provision for loan losses	295	600	2,500	3,500	4,100
End of period	$18,256	$19,424	$18,829	$16,319	$15,061

Net charge-offs to average portfolio loans (annualized)[1]	(0.40)%	—%	—%	(0.61)%	0.01%

Breakdown of general and specific allowance as a percentage of gross portfolio loans[1]
General allowance	$17,365	$18,068	$18,319	$16,215	$13,412
Specific allowance	891	1,356	510	104	1,649
	$18,256	$19,424	$18,829	$16,319	$15,061

General allowance	1.15%	1.20%	1.22%	1.09%	0.90%
Specific allowance	0.06%	0.09%	0.03%	0.01%	0.11%
Allowance to gross portfolio loans	1.21%	1.29%	1.26%	1.09%	1.01%

Allowance to non-acquired gross loans	1.26%	1.35%	1.31%	1.14%	1.06%

Allowance+ Non-PCI FV Mark	$18,939	$20,174	$19,643	$17,208%	$16,096
Allowance+ Non-PCI FV Mark to gross portfolio loans	1.26%	1.34%	1.31%	1.15%	1.08%

_______________________________
1 Portfolio loans include all loan portfolios except the U.S. SBA PPP loan portfolio

Below are several schedules that provide information on the COVID-19 deferred loans. The schedules summarize the COVID-19 loan modifications by loan portfolio, maturity or next payment due dates and the Banks's industry classification using the North American Industry Classification System ("NAICS"). The NAICS is the standard used by Federal statistical agencies in classifying business establishments for the purpose of collecting, analyzing, and publishing statistical data related to the U.S. business economy.

	(UNAUDITED)
COVID-19 Deferred Loans	March 31, 2021			Accrual Loans		Non-Accrual Loans
(dollars in thousands)	Loan Balances	% of Deferred Loans	% of Gross Portfolio Loans	Loan Balances	Number of Loans	Loan Balances	Number of Loans
Commercial real estate	$17,970	77.71%	1.19%	$16,993	5	$977	1
Residential first mortgages	1,402	6.06%	0.09%	1,402	3	—	—
Commercial equipment	3,754	16.23%	0.25%	3,754	15	—	—
Total	$23,126	100.00%	1.53%	$22,149	23	$977	1

COVID-19 Deferred Loans - Scheduled Month off Deferral	(UNAUDITED)
(dollars in thousands)	Loan Balances	%	Number of Loans
April-21	$5,305	22.94%	5
May-21	9,736	42.10%	4
June-21	4,580	19.80%	4
December-21	3,505	15.16%	11
Total	$23,126	100.00%	24

COVID-19 Deferred Loans by NAICS Industry	(UNAUDITED)
(dollars in thousands)	March 31, 2021	Number of Loans
Real Estate Rental and Leasing	$5,257	1
Accommodation and Food Services	11,599	4
Arts, Entertainment, and Recreation	977	1
Transportation and Warehousing	3,505	11
Retail Trade	386	4
Other Industries, Residential Mortgages and Consumer **	1,402	3
Total	$23,126	24
** No NAICS code has been assigned.

CLASSIFIED AND SPECIAL MENTION ASSETS (UNAUDITED)

The following is a breakdown of the Company’s classified and special mention assets at March 31, 2021 and December 31, 2020, 2019, 2018, and 2017, respectively:

	As of
(dollars in thousands)	3/31/2021	12/31/2020	12/31/2019	12/31/2018	12/31/2017
Classified loans
Substandard	$13,816	$19,249	$26,863	$32,226	$40,306
Doubtful	—	—	—	—	—
Total classified loans	13,816	19,249	26,863	32,226	40,306
Special mention loans	7,769	7,672	—	—	96
Total classified and special mention loans	$21,585	$26,921	$26,863	$32,226	$40,402

Classified loans	$13,816	$19,249	$26,863	$32,226	$40,306
Classified securities	—	—	—	482	651
Other real estate owned	2,329	3,109	7,773	8,111	9,341
Total classified assets	$16,145	$22,358	$34,636	$40,819	$50,298

Total classified assets as a percentage of total assets	0.75%	1.10%	1.93%	2.42%	3.58%
Total classified assets as a percentage of Risk Based Capital	6.81%	9.61%	16.21%	21.54%	32.10%

SUMMARY OF DEPOSITS (UNAUDITED)

	March 31, 2021		December 31, 2020		September 30, 2020		June 30, 2020		March 31, 2020
(dollars in thousands)	Balance	%	Balance	%	Balance	%	Balance	%	Balance	%
Noninterest-bearing demand	$406,319	21.75%	$362,079	20.74%	$360,839	20.28%	$356,196	21.32%	$254,114	16.80%
Interest-bearing:
Demand	651,639	34.89%	590,159	33.81%	635,176	35.69%	547,639	32.79%	517,069	34.19%
Money market deposits	355,680	19.04%	340,725	19.52%	329,617	18.52%	314,781	18.85%	281,656	18.62%
Savings	105,590	5.65%	98,783	5.66%	90,514	5.09%	85,257	5.10%	73,874	4.88%
Certificates of deposit	348,668	18.67%	353,856	20.27%	363,460	20.42%	366,491	21.94%	385,876	25.51%
Total interest-bearing	1,461,577	78.25%	1,383,523	79.26%	1,418,767	79.72%	1,314,168	78.68%	1,258,475	83.20%
Total Deposits	$1,867,896	100.00%	$1,745,602	100.00%	$1,779,606	100.00%	$1,670,364	100.00%	$1,512,589	100.00%

Transaction accounts	$1,519,228	81.33%	$1,391,746	79.73%	$1,416,146	79.58%	$1,303,873	78.06%	$1,126,713	74.49%